EX-99.27(r)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned as directors and/or officers of JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation, which has filed or will file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and Investment Company Act of 1940, as amended, various Registration Statements and amendments thereto for the registration under said Acts of the sale of Variable Life Insurance Contracts in connection with the Jackson National Separate Account IV and other separate accounts of Jackson National Life Insurance Company, hereby constitute and appoint Thomas J. Meyer, Andrew B. Hopping and Clark P. Manning, his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to approve and sign such Registration Statements and any and all amendments thereto, with power where appropriate to affix the corporate seal of said corporation thereto and to attest with seal and to file the same, with all exhibits thereto and other granting unto said attorneys, each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be a single document.

         IN WITNESS WHEREOF, each of the undersigned director and/or officer hereby executes this Power of Attorney as of the 6th day of January 2003.


/s/ Clark P. Manning
--------------------
Clark P. Manning, President, Chief
Executive Officer and Director

/s/ Michael Wells
--------------------
Michael Wells
Director

/s/ Andrew B. Hopping
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Andrew B. Hopping, Executive Vice President,
Chief Financial Officer and Director

/s/ Robert A. Fritts
--------------------
Robert A. Fritts, Vice President
and Controller - Financial Operations